SWANKY APPS, LLC

SENIOR NOTE

LOAN AGREEMENT

THIS SENIOR NOTE LOAN AGREEMENT (the “Agreement”) is made as of the 4th day of April, 2011, by and between Swanky Apps, LLC, a New York limited liability company (the “Company”) and Noble Medical Technologies, Inc., as more fully described on Schedule I attached hereto (the “Lender”).

WHEREAS, the Company desires to enter into a financing arrangements with one or more Lenders; and

WHEREAS, the Company and the Lender desire to set forth herein the terms and conditions of such financing.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

AGREEMENT

SECTION 1

AMOUNT AND TERMS OF THE LOAN

1.1           The Loan.  Subject to the terms of this Agreement, at the Closing (as defined below), the Company shall borrow from the Lender and the Lender shall lend to the Company, the principal amount set forth on Schedule I (the amount of such borrowing shall be referred to herein as the “Loan”) pursuant to a senior secured promissory note in the form attached hereto as Exhibit A (the “Note”). The Company’s obligations under the Note are secured pursuant to the terms of a security agreement in the form attached hereto as Exhibit B (the “Security Agreement”).

SECTION 2

THE CLOSING

2.1           Closing Date.  The closing of the purchase and sale of the Note (the “Closing”) shall be held as of the date of execution and delivery of this Agreement by the Company and the Lender.

2.2           Delivery.  At the Closing (i) the Lender shall deliver to the Company a check or wire transfer (wire instructions to be provided) of funds in the amount of the Loan; and (ii) the Company shall deliver to the Lender the Note and Security Agreement.

SECTION 3

RIGHT OF FIRST REFUSAL

3.1           If, while a principal balance remains outstanding under the Note the Company or any of its affiliates receives a bona fide offer from an unaffiliated third-party with respect to any private placement of debt, equity-linked or equity securities or other interests of, or other privately placed, issued or arranged financing (collectively, a “Financing”), the Company agrees that it shall provide the Lender with written notice thereof stating the name of the prospective participant in the Financing and the terms thereof and any special circumstances relating thereto, such as the synergistic or strategic benefits such third party brings to the development or commercialization of the Company’s products and thereafter, the Lender shall have the prior right to consummate the Financing on the terms and conditions stated in such notice, provided that the consummation by the Lender of such Financing does not impair in any material respect the benefit to the Company and its equity holders resulting from any material special circumstances set forth in such notice.  Such prior right of the Lender may be exercised by giving notice in writing to the Company within seven (7) days after receipt of notice from the Company.  If the Lender fails, or is unable to exercise it right set forth above according to the forgoing provisions, then the Company may, within six (6) months from the date of the Company’s initial notice consummate the Financing described therein.  If the proposed Financing not be consummated within six (6) months from the date of such notice, then the Lender must again be afforded the rights set forth in this Section 3 in connection with any future proposed Financing.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE LENDER

4.1           Purchase for Own Account.  The Lender represents that it is acquiring the Note solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Note, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2           Information and Sophistication.  The Lender acknowledges that it has received all the information it has requested from the Company and that it considers necessary or appropriate for deciding whether to make the Loan.  The Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Loan and issuance of the Note and the business, properties, prospects, and financial condition of the Company, and to obtain any additional information necessary to verify the accuracy of the information given to such Lender.  The Lender further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this Loan, and as such is aware of and has considered risk factors set forth in Schedule II attached hereto.

4.3           Ability to Bear Economic Risk.  The Lender acknowledges that the making of the Loan involves a high degree of risk.

4.4           No Brokers.  The Lender has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

4.5           Due Authorization.  The Lender is duly organized and validly existing under the laws of the state of its organization and has all power and authority to enter into and consummate the transactions contemplated by this Agreement and the agreements contemplated herein.  This agreement and each of the agreements and documents referenced hereto to which Lender is a party has been duly authorized by all necessary action on the part of such Lender.  This Agreement and each of the documents referenced herein to which such Lender is a party constitutes a valid and binding agreement of such Lender enforceable against such Lender in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ right generally.

SECTION 5

EVENT OF DEFAULT

5.1           Event of Default. An Event of Default exists if any of the following events shall occur and be continuing:

(a)           The Company shall fail to pay the principal of or interest on the Loan when due in accordance with the terms hereof.

(b)           The Company, pursuant to or within the meaning of any Bankruptcy Law (defined to include any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors):

(i)            commences a voluntary case;

(ii)           consents to the entry of an order for relief against it in an involuntary case;

(iii)           consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)           makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency.

(c)           The Company breaches any provision of the Security Agreement, dated as of April 1, 2011, made by the Company in favor of the Lender hereto (as amended supplemented or otherwise modified from time to time, the “Security Agreement”) in any material respect; or

(d)           Any representation of warranty made by the Company in this Agreement or the Security Agreement shall have been incorrect in any material respect as of the date made.

5.2           Acceleration. If an Event of Default occurs and is continuing, (A) if such event is an Event of Default specified in clause (i) or (ii) of Section 5.1(b), automatically the Loan (with accrued interest thereon) shall immediately become due and payable and (B) if such event is an Event of Default the Lender may, by notice to the Company, declare the principal of and accrued but unpaid interest on all the Note to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.

5.3           Other Remedies. If an Event of Default occurs and is continuing, the Lender may pursue any available remedy to collect the payment of principal of or interest on the Note, or to enforce the performance of any provision of this Agreement.  A delay or omission by the Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

SECTION 6

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Lender that:

6.1           Organization, Good Standing and Qualification.  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

6.2           Authorization.  All action on the part of the Company, its officers, directors and members necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Note has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.

6.3           Litigation.  There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement, or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, nor is the Company aware that there is any basis for the foregoing.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

6.4           Absence of Required Consents; No Violations.  No consent or approval of any third party, any court or tribunal, or any administrative, governmental or regulatory body, agency or authority is required for the execution, delivery and performance of this Agreement by the Company.  Neither the execution, delivery nor performance of this Agreement by the Company will conflict with or result in any breach of any provisions of the Articles of Organization, as amended, or Operating Agreement of the Company or violate any order, writ, injunction or decree applicable to the Company.

SECTION 7

MISCELLANEOUS

7.1           Additional Indebtedness.                                           So long as a principal balance remains outstanding under the Note the Company shall not, without the prior written consent of the Lender, create, incur, assume, or suffer to exist any obligations of the Company evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, or other indebtedness of the Company for borrowed money; provided, however, the foregoing restriction shall not apply to (a) unsecured accounts payable incurred in the ordinary course of business, or (b) obligations that are expressly subordinate to the obligations of the Company to the Lender.

7.2           Binding Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3           Successors and Assigns.  Other than as specifically provided for herein, this Agreement, and the rights and obligations of each of the parties hereunder, may not be assigned by the Lender without the prior written consent of the Company.  Subject to the foregoing sentence, this Agreement shall insure to the benefit of, and shall be binding upon, the parties and their successors and assigns.

7.4           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents, made and to be performed entirely within the State of New York.

7.5           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.6           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7           Notices.  Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at 25 Cardinal Drive, Roslyn, New York 11576, or to the Lender at its address set forth on Schedule I hereto, or at such other address as such party may designate by ten days advance written notice to the other party.

7.8           Modification; Waiver.  No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and Lender.

7.9           Entire Agreement.  This Agreement, together with the agreements and documents referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous negotiations, agreements and understandings.

7.10           No Third Party Beneficiaries.  Nothing contained in this Agreement shall be deemed to confer rights on any person or to indicate that this Agreement has been entered into for the benefit of any person, other than the parties hereto.

7.11           Further Assurances.  At any time after the Closing, each party shall upon request of another party, execute, acknowledge and deliver all such further and other assurances and documents, and will take such action consistent with the terms of this Agreement, as may be reasonably requested to carry out the transactions contemplated herein and to permit each party to enjoy its rights and benefits hereunder.

7.12           Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

	COMPANY:		LENDER:
	SWANKY APPS, LLC		NOBLE MEDICAL TECHNOLOGIES, INC.
By:	/s/ Daren Hornig	By:
Name:	Daren Hornig	Name:
Title:	Manager/CEO	Title:

SCHEDULE I

LENDER

Lender (Name & Address)	Loan Amount (Principal Amount of Note)
Noble Medical Technologies, Inc. 4751 Wilshire Boulevard 3rd Floor Los Angeles, California 90010	$250,000

SCHEDULE II

RISK FACTORS

In evaluating the making of a loan pursuant to the Loan Agreement, the Lender should consider carefully, among other matters, the following risk factors, as well as the other information provided, including any additional risk factors contained therein.  If any of the risks discussed below actually occur, The Company’s business, financial condition, operating results or cash flows could be materially adversely affected.

The making of the loan discussed in and pursuant to the Loan Agreement involves a high degree of risk and should only be made by persons who can afford a loss of the entire principal amount of the loan.  Materials that the Lender has been provided with contain forward-looking statements which involve risks and uncertainties.  The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and in other materials provided to you.

Operating Risks:

Limited Operating History, Risks of a New Business Venture:
The Company has limited operating history upon which a Lender may evaluate the Company’s performance. The Company has to date has been involved primarily in organizational and development activities and beta testing of its business and, as a result, has had little revenue. A potential Lender should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the areas in which the Company intends to operate and in connection with the formation and commencement of operations of a new business in general. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful, and there can be no assurance that the Company will generate significant operating revenues or ever achieve profitable operations.

Competition; Ease of Entry:
Competition in new media industry in which the Company operates is extremely fragmented and diverse, with low barriers to entry. The industry is intensely competitive with respect to customer acquisition, quality, access to key talent and material, and access to channels of distribution. In addition, there are many well-established competitors with substantially greater financial and other resources than the Company and with substantially longer operating histories than the Company.

Business affected by changes in consumer preferences and discretionary spending:
The Company’s success will depend, in part, upon the popularity of its products and its ability to develop new product categories and lines that appeal to consumers and advertisers. Shifts in consumer preferences, the inability to develop new product items that appeal to consumers and advertisers could harm the Company’s business. Also, the Company’s success will depend to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, the Company may experience declines in revenues during economic downturns or during periods of uncertainty like that which followed the terrorist attacks on the United States and the possibility of further terrorist attacks. Any material decline in the amount of discretionary spending could have a material adverse effect on the Company’s revenues, results of operations, business and financial condition.

Dependence Upon Key Personnel:
The continued service of the Company’s management team and in particular, Daren Hornig, is deemed essential to the Company and the unavailability of Mr. Hornig or any other key member of management could have a material adverse effect upon the continuing business operation of the Company.

Risks Associated with New Media:
New media businesses, particularly businesses which, like the Company, rely on Consumer and advertising spending are often affected by changes in consumer tastes, national, regional and local economic conditions, demographic trends, the cost and availability of labor, purchasing power, and cyclical changes in the availability of creative talent. If the Company is not able to successfully adapt to such changing trends, there will be a material adverse effect on the Company’s business, financial condition and results of operations.

Investment Risks:
Uncertainty of Prospective Financial Information:
The Company has provided to the prospective Lender certain financial projections and other forward-looking information reflecting the Company’s estimates as to the possible future results of operations of the Company.  Such projections and information are based on a number of assumptions as to future events that are inherently uncertain and subjective.  The Company makes no representation or warranty as to the attainability of these projections or the accuracy or completeness of the assumptions from which they are derived.  The projections were not prepared with a view to public disclosure or compliance with published guidelines of the Securities and Exchange Commission or any state securities commission, or the guidelines established by the American Institute of Certified Public Accountants.  Actual results can be expected to vary from those projected, and such variances may be material and adverse.

Need for Additional Future Capital:
The proceeds of the Loan are not likely to be sufficient to allow the Company to execute its business plans and additional financing is likely to be necessary and the Company may be unable to execute successfully on its business plans and financial models unless the Company is able to raise additional capital through one or more additional financings.  In such instance, without such additional financing, the Company will likely be unable to undertake its proposed business activities and may be required to curtail its operations.  In the event that the Company is forced to cease doing business, there may be inadequate funds available to satisfy the Company’s obligations to Lender.

A prospective Lender is urged to make an independent examination of all books, records and other documents of the Company.  A prospective Lender should not rely on advice from the Company or any of its employees or agents with respect to judgments relating to an investment in the Company.  A prospective Lender should retain their own professional advisors to review and evaluate the economic, tax and other consequences of an investment in the Company.  The Company will make available upon reasonable notice any other documents or information concerning the Company which a prospective Lender reasonably requests, subject to execution of a confidentiality agreement.  The Company will also make available any appropriate member of management to answer questions which a prospective Lender might have.